UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                      February 22, 1999 (December 10, 1998) Date of Report (Date
                of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


 Pennsylvania                     000-22026                       25-1407782
(State or other jurisdiction    (Commission File Number)       (IRS Employer
        of corporation)                                    Identification No.)


One RentWay Place, Erie, Pennsylvania                    16505
(Address of principal executive offices)                Zip Code


Registrant's telephone number, including area code:      (814) 455-5378

Item 2.    Acquisition or Disposition of Assets

    On December 10, 1998, the Company completed its merger (the "Merger") with Home Choice Holdings, Inc. ("HMCH"), pursuant to which HMCH merged with and into the Company, with the Company being the surviving entity. The Merger was accounted for as a pooling-of-interests under Accounting Principles Board ("APB") Opinion No. 16. The terms of the Merger called for each outstanding share of HMCH common stock at the time of the Merger to be converted into 0.588 shares of the Company's common stock. As a result, the Company issued 10,024,821 shares of common stock to the stockholders of HMCH.

    Prior to the Merger, the Company operated 405 rental-purchase stores in 25 states, primarily in the northeastern and eastern parts of the United States. HMCH, at the time of the Merger, operated 460 rental-purchase stores in 26 states, primarily in the southeastern, midwestern and southwestern portions of the United States. As a result of the Merger, the Company is the second largest company in the rental-purchase industry, operating 865 rental-purchase stores in 34 states.


Item 7.    Financial Statements and Exhibits

a.  Financial statements of business acquired:

                      Interim Unaudited Financial Statements of Home Choice Holdings, Inc:

                      Balance Sheets - as of September 30, 1998 and December 31, 1997                           5

                      Statements of Operations for the periods ending September 30, 1998 and 1997               6

                      Statements of Cash Flow for the periods ending September 30, 1998 and 1997                7

                      Notes to Interim Unaudited Financial Statements                                           8



                      Audited Financial Statements of Home Choice Holdings, Inc:

                      Reports of Independent Accountants                                                       12

                      Balance Sheets - as of December 31, 1997 and 1996                                        14

                      Statements of Operations for the years ended December 31, 1997, 1996 and 1995            15

                      Statements of Stockholders' Equity for the years ended December 31, 1997,1996 and 1995   16


                      Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995            17

                      Notes to Audited Financial Statements                                                    18

               b.     Unaudited Pro forma condensed combined financial information:
                      Rent-Way, Inc. and Home Choice Holdings, Inc.

                      Unaudited Pro Forma Condensed Combined Balance Sheet                                      *

                      Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the twelve months ended September 30, 1998                                           33
                      Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the twelve months ended September 30, 1997                                           34

                      Unaudited Pro Forma Condensed Combined Statement of Operations
                      for the twelve months ended September 30, 1996                                           35

                      Notes to Unaudited Pro Forma Condensed Combined Statements of Operations                 36

                     *previously filed with Company's December 31, 1998 10-Q




               c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-K:

               Exhibit

               (2)-5  Form S-4 registering the shares used in the Merger between Rent-Way, Inc. and
                      Home Choice Holdings, Inc.*

                     * Previously filed.





























                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Rent-Way, Inc.
                                                     (Registrant)


Date       February 22, 1999                       /s/ Jeffrey A. Conway_____
                                                       (Signature)
                                                       Jeffrey A. Conway
                                                      Chief Financial Officer




































                   HOME CHOICE HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                                                                                      September 30,  December 31,
                                                                                           1998           1997
                                                                                      -------------  ---------
                                                                                        (unaudited)
                                      ASSETS
                 Cash and cash equivalents.........................................   $   4,150,670  $   3,569,132
                 Rental merchandise, net...........................................      98,068,920     97,260,578
                 Prepaid expenses and other assets.................................       5,874,406      6,342,919
                 Deferred income taxes.............................................       6,726,391      6,135,051
                 Property and equipment, net.......................................      18,882,121     15,038,978
                 Notes receivable..................................................         327,927        243,535
                 Income tax receivable.............................................       2,803,412      2,429,249
                 Intangible assets, net............................................      92,844,422     92,541,249
                                                                                      -------------  -------------
                           Total assets............................................   $ 229,678,269  $ 223,560,691
                                                                                      =============  =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                 Book overdraft....................................................   $   7,801,944  $          --
                 Accounts payable, trade...........................................       9,760,657     18,701,265
                 Accrued liabilities...............................................      14,689,027     12,393,040
                 Deferred income taxes.............................................       1,293,919      1,293,919
                 Notes payable.....................................................      60,561,229     48,161,872
                                                                                      -------------  -------------
                           Total liabilities.......................................      94,106,776     80,550,096
                                                                                      -------------  -------------
                 Commitments and contingencies Stockholders' equity:
                   Preferred stock, no par; 10,000,000 shares authorized; none
                      issued or outstanding........................................              --             --

                   Common  stock,   no  par;   75,000,000   shares   authorized;
                    16,957,119  shares  issued and  outstanding  at December 31,
                    1997 and $.01 par
                    17,025,938 issued and outstanding at September 30, 1998.......          170,260    149,385,777

                    Paid in capital................................................     150,062,067             --
                   Unamortized value of stock awards...............................              --       (987,810)
                   Accumulated deficit.............................................     (14,660,834)    (5,387,372)
                                                                                      -------------  -------------
                           Total stockholders' equity..............................     135,571,493    143,010,595
                                                                                      -------------  -------------
                           Total liabilities and stockholders' equity..............   $ 229,678,269  $ 223,560,691
                                                                                      =============  =============


                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.





















                   HOME CHOICE HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  For the Nine Month Periods Ended September 30,
                                                                         1998                   1997
                                                                  ------------------------------------------
 Revenue:                                                                           (unaudited)
         Rental and fee revenue.................................. $       188,131,031    $ 164,160,055
         Cash sales and other revenue............................           7,903,221        5,267,186
                                                                  ---------------------- -------------
                 Total revenue...................................         196,034,252      169,427,241
                                                                  --------------------   -------------
       Operating expenses:
         Direct store expenses:
            Depreciation and disposition of rental
              merchandise........................................          60,025,129       43,316,498
            Other................................................         107,542,832       96,476,172
                                                                  -------------------    -------------
                                                                          167,567,961      139,792,670
         Corporate expenses......................................          18,580,222       16,086,010
         Cost of business combinations...........................          11,139,652          864,081
         Name change expenses....................................           1,027,178            --
         Amortization of intangibles.............................           5,120,044        8,107,921
         Key executive signing bonuses...........................                              400,119
                                                                  --------------------   -------------
                Total operating expenses........................          203,435,057      165,250,801
                                                                  --------------------   -------------
                 Operating income (loss).........................          (7,400,805)       4,176,440
       Other income (expense):
         Interest expense........................................          (3,531,835)      (1,602,118)
         Interest income.........................................             179,187          194,318
         Other non-operating income (expense), net...............            (517,714)         944,253
                                                                  --------------------   -------------
                 Income (loss) before income taxes...............         (11,271,167)       3,712,893
       Income tax expense (benefit)..............................          (1,997,705)       2,688,331
                                                                  --------------------   -------------
                 Net income (loss)............................... $        (9,273,462)   $   1,024,562
                                                                  ====================   =============
       Pro forma net income and net loss per share:
          Pro forma income.......................................                        $   1,024,562
          Pro forma income tax benefit...........................                              213,835
                                                                                         -------------
          Pro forma net income...................................                        $   1,238,397
                                                                                         =============
       Pro forma net income and net loss per share:
         Basic................................................... $              (.55)             .07
                                                                  ====================  ==============
         Diluted................................................. $              (.55)             .07
                                                                  ====================  ==============
       Weighted average shares outstanding:
         Basic...................................................           16,986,251      16,935,524
                                                                  ====================  ==============
         Diluted.................................................           16,986,251      17,380,857
                                                                  ====================  ==============

                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.



















                   HOME CHOICE HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       For the Nine Month Periods Ending
                                                                                 September 30,
                                                                                               1997
                                                                       1998______
                Cash flows from operating activities:                             (unaudited)
                  Net income (loss)...............................      $ (9,273,462)      $  1,024,562
                  Adjustments to reconcile net income (loss) to net
                cash
                    provided by (used in) operating activities:
                    Loss on sale of property and equipment........           850,994             91,576
                    Gain on sale of stores........................          (174,411)          (950,366)
                    Depreciation and disposition of rental                60,025,129         43,316,498
                merchandise.......................................
                    Amortization of intangibles...................         5,120,044          8,107,921
                    Depreciation of property and equipment........         2,905,162          2,394,523
                    Deferred income taxes.........................          (591,340)           (77,697)
                    Amortization of stock awards..................           987,810            145,746
                    Name change, non-cash property and equipment..           681,637                 --
                  Changes in operating assets and liabilities, net
                of effects
                    of acquisitions of businesses and dispositions
                of stores:
                    Purchase of rental merchandise................       (58,561,171)       (50,270,412)
                    Accounts payable and accrued expenses.........        (8,241,772)           140,918
                    Other assets..................................           475,695         (1,331,358)
                    Income taxes receivable.......................          (374,163)          (502,982)
                                                                       --------------      -------------
                         Net cash provided by (used in) operating         (6,169,848)         2,088,929
                                                                       -------------       ------------
                activities........................................
                 Cash flows from investing activities:
                   Purchase of property and equipment.............        (8,254,005)        (4,007,676)
                   Proceeds from sale of property and equipment...            77,789          3,516,393
                   Acquisitions of businesses, net of cash acquired       (4,903,381)       (49,101,390)
                   Payment made for SKC store exchange............        (1,132,476)                --
                   Payments (advances) on notes receivable........           (84,392)           492,921
                   Increase in loan to stockholder................                --             (7,018)
                                                                       -------------       ------------
                         Net cash used in investing activities....       (14,296,465)       (49,106,770)
                                                                       -------------       ------------
                 Cash flows from financing activities:
                   Book Overdraft.................................         7,801,944                 --
                   Purchase of common stock from dissenters.......                --           (265,679)
                   Proceeds from stock options....................           846,550            179,574
                   Net repayment of old revolving credit facilities      (45,725,592)                --
                   Net borrowings under old revolving credit               4,036,307         30,798,080
                facilities........................................
                   Net repayment of new revolving credit facilities         (700,000)                 --
                   Net borrowings under new revolving credit              60,500,000                  --
                facilities........................................
                   Payments on notes payable and capital leases...        (5,711,358)       (14,353,797)
                   Distributions to S corporation shareholders....                --            (76,616)
                                                                       -------------       ------------
                         Net cash provided by financing activities        21,047,851         16,281,562
                                                                       -------------       ------------
                 Net increase (decrease) in cash..................           581,538        (30,736,279)
                 Cash at beginning of period......................         3,569,132         35,745,989
                                                                       -------------       ------------
                 Cash at end of period............................     $   4,150,670       $  5,009,710
                                                                       =============       ============

                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.












  HOME CHOICE HOLDINGS, INC. AND SUBSIDIARIES Notes to Consolidated Condensed
                        Financial Statements (Unaudited)

1.  BASIS OF PRESENTATION

    The accompanying consolidated condensed financial statements of Home Choice Holdings, Inc., successor in interest to Alrenco, Inc. (the "Company"), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all necessary adjustments to present fairly the financial position of the Company as of September 30, 1998, the results of operations for the three and nine month periods ended September 30, 1997 and 1998, and the statements of cash flow for the nine month periods ended September 30, 1997 and 1998. The results of operations for the nine month period ended September 30, 1998 are not necessarily indicative of the operating results for the full year. These interim financial statements should be read in conjunction with the Form 10-K and Form 10-K/A for the year ended December 31, 1997, including the financial statements and notes contained therein, filed with the Securities and Exchange Commission.

2.  ACQUISITIONS

    During the quarter ended September 30, 1998, the Company purchased six stores from a company doing business as Northwest Rent-to-Own for cash of approximately $3.0 million. On September 9, 1998 the Company purchased one rental-purchase portfolio for cash of approximately $0.1 million.

    During the quarter ended June 30, 1998, the Company purchased five stores and two rental-purchase portfolios for approximately $1.3 million. During the quarter ended March 31, 1998, the Company purchased one store which had not been opened, one store which was an operating location and one rental-purchase portfolio for approximately $0.5 million. During the quarter ended September 30, 1997 the Company purchased the assets of 28 rent-to-own stores in three separate transactions for cash consideration of $10.3 million. During the quarter ended June 30, 1997 the Company purchased 14 stores and four rental-purchase portfolios for approximately $5.6 million. During the quarter ended March 31, 1997, in 30 separate transactions, the Company purchased 72 stores and seven rental-purchase portfolios for approximately $33.2 million.

    The above acquisitions have been accounted for as purchases, as defined by Accounting Principles Board ("APB") Opinion No. 16, and, accordingly the operating results of the acquired businesses have been included in the results of operations since their respective acquisition dates. The purchase prices have been allocated as follows for the nine months ended September 30, 1997 and 1998:


                                                                            1997          1998
                                                                        ------------  --------
                                  Rental Merchandise                    $ 16,655,771  $ 1,962,511
                                  Property and equipment                   2,335,924      253,624
                                  Intangible assets                       43,707,350    2,685,086
                                  Other assets                               747,897        2,160
                                  Accounts payable and accrued            (1,755,398)           -
                                  expenses
                                  Notes payable assumed                   (5,151,794)           -
                                  Notes payable issued                    (7,100,000)           -
                                  Deferred tax liability                    (338,360)           -
                                                                        ------------  -----------
                                  Cash paid, net of cash acquired       $ 49,101,390  $ 4,903,381
                                                                        ============  ===========








    The following summary, prepared on an unaudited pro forma basis, presents the results of operations (i) as if the above 1997 transactions had been purchased as of the beginning of the year and (ii) to include the effect of adjustments for amortization of intangibles, interest, income taxes and weighted average shares outstanding.

                                                                        UNAUDITED PRO FORMA
                                                                    RE  SULTS OF OPERATIONS
                                                                         NINE MONTHS ENDED
                                                                        SEPTEMBER 30, 1997
                                    Revenue                                $ 181,663,908
                                    Pro Forma net income                   $     196,574
                                    Pro forma net income per
                                    share:

                                        Basic                              $         .01
                                        Diluted                            $         .01



    The results of operations for the stores acquired in 1998 have been excluded since the amounts are immaterial. The unaudited pro forma information is presented for informational purposes only and is not necessarily indicative of operating results that would have occurred had the acquisitions been consummated as of the above dates, nor are they necessarily indicative of future operating results.

3.  EXCHANGE OF STORES

    On September 30, 1998, the Company entered into an asset purchase and exchange agreement with SKC Enterprises Inc. ("SKC") whereby the Company exchanged five stores and approximately $1.1 million in cash for seven SKC stores. The Company recognized a gain of approximately $0.3 million as a result of the transaction with SKC. The following table summarizes the book value of the assets disposed of and the fair value of the assets purchased from SKC:

                                           BOOK VALUE OF ASSETS SOLD TO SKC

                                       Rental Merchandise                           $ 837,256
                                       Property and equipment                         127,272
                                                                                    ---------
                                                                                    $ 964,528

                     FAIR VALUE OF ASSETS PURCHASED FROM SKC
                          Rental Merchandise $1,147,045
                          Property and equipment 90,898
                           Intangible assets 1,141,980
                               Other assets 5,022
                                                                              $2,384,945

4.  EARNINGS PER SHARE

    On December 31, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share." ("SFAS No. 128"). In accordance with SFAS No. 128, the Company computes basic pro forma net income and net loss per share based on the weighted-average number of common shares outstanding during each period presented. Diluted pro forma net income and net loss per share is computed based on the weighted-average number of common shares plus the dilutive effect of all potentially dilutive securities, principally stock options, during each period presented. For the nine month period ended September 30, 1998, and the three month period ended September 30, 1997, the diluted earnings per share excludes the effects of convertible notes and stock options as they are considered anti-dilutive. All prior period net income and net income per share amounts have been restated to comply with the provisions of SFAS No. 128.






    Basic  and  diluted  earnings  per  common  share is  computed  based on the following information (In thousands, except for per share data):
                                                                FOR THE THREE                       FOR THE NINE
                                                                 MONTHS ENDED                       MONTHS ENDED
                                                                 SEPTEMBER 30                       SEPTEMBER 30

                                                           1997                                      1997             1998
                                                     ----------------------------------    -------------------------------
                                                     1998________                          ___
                                                     ---------------                       ---
              Net income (loss)                          $   (133)           $    757          $                $
                                                         ========            ========
                                                                                           1,238            (9,273)
              Weighted average number of shares
              outstanding during the period                16,945              17,017                                  16,986
                                                                                           16,936
              Dilutive stock options                            -                  30                                 -
                                                                                           166
              Dilutive debt                                     -                   -                                 -
                                                                                           279
              Weighted average number of shares
             used
              in calculation of diluted earnings
             per
              common share                                 16,945              17,047           __17,381         ___16,986
                                                         ========            ========           ========         =========
              Basic earnings per common share            $   (.01)           $    .04          $    .07          $  (.55)
                                                         ========            ========          ========          =======
              Diluted earnings per common share          $   (.01)           $    .04          $    .07          $  (.55)
                                                         ========            ========          ========          =======

5.  NOTES PAYABLE

    On February 26, 1998, immediately following the merger of RTO, Inc. ("RTO") with and into the Company (the "RTO Merger") the Company entered into a new revolving credit facility (the "Comerica Credit Agreement") with Comerica Bank, as lender and agent for certain other lenders, which provided for a $50 million secured three-year credit facility. The Comerica Credit Agreement replaced the existing credit agreements of Alrenco, Inc. and RTO. The Comerica Credit Agreement provides for interest rates based on a base rate (as defined) which is the greater of the agent's prime rate, the federal funds rate plus 100 basis points, or a "Eurodollar Rate", plus an applicable margin. Under the Comerica Credit Agreement, the Company has the option, provided that certain conditions are met, to obtain an increase in the amount available under the Comerica Credit Agreement up to an aggregate amount of $100 million. The Comerica Credit Agreement is collateralized by substantially all assets of the Company and by a pledge of the stock of the Company's subsidiaries.

    On April 1, 1998, borrowings available under the Comerica Credit Agreement were increased to $60 million. On June 22, 1998 the Company signed the First Amendment to the Comerica Credit Agreement whereby the borrowings available were increased to $80 million and additional financial covenants were provided. On August 17, 1998 the Company signed the second amendment to the Comerica Credit Agreement which modified the financial covenants. As of September 30, 1998 the Company was in compliance with these modified financial covenants.

6.  RECLASSIFICATIONS

    Certain reclassifications were made to the prior period financial statements to conform with the current period presentation.

7.  STATEMENTS OF CASH FLOW

    Excluded from the Consolidated Statements of Cash Flow were the effect of the following noncash activities for the nine month periods ended September 30, 1997 and 1998:

September 30, 1997

o The issuance of common stock to settle notes payable totaling approximately $0.6 million to certain shareholders

o  Approximately $0.3 million in capital leases were entered into by the Company

o In connection with certain purchase acquisitions, the Company issued a total of $7.1 million of notes payable to individuals September 30, 1998

o Entered into a non-compete agreement with a shareholder for approximately $1.6 million payable over five years.

o In conjunction with the asset purchase and exchange agreement with SKC the Company exchanged cash of $1.1 million and five stores with assets having a net book value of $1.0 million in exchange for seven stores with a fair value of $2.4 million

8.  ADOPTION OF NEW ACCOUNTING PRONOUNCEMENTS

     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") for its fiscal year ending December 31, 1998. SFAS No. 130 requires companies to display an amount representing the total comprehensive income for the period in the financial statement which is displayed with the same prominence as other financial statements. The Company has no differences between comprehensive income and net income.

     Management believes that the adoption of SFAS Nos. 131, 132 and 133 will not have a material impact on the consolidated financial statements of the Company.

9.  REINCORPORATION

     On June 23, 1998, Alrenco, Inc. was reincorporated in the State of Delaware as Home Choice Holdings, Inc. The reincorporation was accounted for as a tax-free reorganization of companies under common control in a manner similar to a pooling-of-interests. Upon the effectiveness of the reincorporation each outstanding share of no par Alrenco, Inc. common stock was converted into one share of Home Choice Holdings, Inc. common stock, par value $.01.

10. PENDING MERGER

    On September 1, 1998, the Company executed an Agreement and Plan of Merger with Rent-Way, Inc. ("Rent-Way"). Under the terms of the agreement each stockholder of the Company will be entitled to receive .588 shares of Rent-Way's common stock in exchange for each outstanding share of the Company's common stock. The merger agreement is subject to customary approvals and consents, including the approval by stockholders of the Company and Rent-Way. The meetings of the stockholders of the Company and Rent-Way have been set for December 10, 1998, and the closing of the merger is expected thereafter.



                        REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
Alrenco, Inc.

    We have audited the accompanying supplemental consolidated balance sheets of Alrenco, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1997, and the related supplemental consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997, after restatement for the 1998 pooling of interests with RTO, Inc. ("RTO") described in Note 1. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the financial statements of Alrenco, Inc. ("Alrenco") prior to the combination with RTO, which statements reflect total assets constituting 37% and 40% of the restated total assets as of December 31, 1996 and 1997, respectively, and total revenues constituting 48%, 51%, and 44% of the restated totals for the years ended December 31, 1995, 1996, and 1997, respectively. The contribution of Alrenco represented net income of $3,663,378 and $3,586,304 for the years ended December 31, 1996 and 1997, respectively, compared to a restated supplemental consolidated net income of $1,097,558 for the year ended December 31, 1996 and a restated supplemental consolidated net loss of $4,117,594 for the year ended December 31, 1997. The contribution of Alrenco to supplemental consolidated net income represented 24% of the restated total for the year ended December 31, 1995. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Alrenco, is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    The supplemental consolidated financial statements give retroactive effect to the merger of Alrenco and RTO on February 26, 1998, which has been accounted for as a pooling of interests as described in Notes 1 and 3 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.

    In our opinion, based on our audits and the report of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination described in Note 1 of the notes to the supplemental consolidated financial statements.

                            COOPERS & LYBRAND L.L.P.

Spartanburg, South Carolina
March 3, 1998




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Alrenco, Inc.

    We have audited, prior to the restatement for the 1998 pooling of interests with RTO, Inc., the balance sheets of Alrenco, Inc. as of December 31, 1997 and 1996, and the related statements of earnings, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, which are presented elsewhere herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alrenco, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                               GRANT THORNTON LLP

Dallas Texas
January 30, 1998


                         ALRENCO, INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

                                                                                              December 31,
                                                                                           1996           1997
                                                                                      -------------  ---------
                                     ASSETS
                 Cash and cash equivalents.........................................   $  35,745,989  $   3,569,132
                 Rental merchandise, net...........................................      58,723,990     97,260,578
                 Prepaid expenses and other assets.................................       2,827,461      6,342,919
                 Deferred income taxes.............................................       3,044,867      6,135,051
                 Property and equipment, net.......................................       9,481,081     15,038,978
                 Notes receivable..................................................       1,252,857        243,535
                 Income tax receivable.............................................              --      2,429,249
                 Intangible assets, net............................................      58,054,831     92,541,249
                                                                                      -------------  -------------
                           Total assets............................................   $ 169,131,076  $ 223,560,691
                                                                                      =============  =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                 Accounts payable, trade...........................................   $   8,305,964  $  18,701,265
                 Accrued liabilities...............................................       7,175,931     12,393,040
                 Deferred income taxes.............................................         532,580      1,293,919
                 Notes payable.....................................................       6,772,269     48,161,872
                                                                                      -------------  -------------
                           Total liabilities.......................................      22,786,744     80,550,096
                                                                                      -------------  -------------

                 Commitments and contingencies Stockholders' equity:
                   Preferred stock, no par; 10,000,000 shares authorized; none
                      issued or outstanding........................................              --             --
                   Common stock, no par; 75,000,000 shares authorized; 16,903,197 and 16,957,119 shares issued and outstanding in 1996 and
                      1997, respectively...........................................     148,719,632    149,385,777
                   Unamortized value of stock awards...............................      (1,182,138)      (987,810)
                   Accumulated deficit.............................................      (1,193,162)    (5,387,372)
                                                                                      -------------  -------------
                           Total stockholders' equity..............................     146,344,332    143,010,595
                                                                                      -------------  -------------
                           Total liabilities and stockholders' equity..............   $ 169,131,076  $ 223,560,691
                                                                                      =============  =============

                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.


                         ALRENCO, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                               Years Ended December 31,
                                                                          1995           1996           1997
                                                                     -------------  -------------  ---------
       Revenue:
         Rental and fee revenue..................................     $74,990,274   $ 121,145,016  $ 223,289,934
         Cash sales and other revenue............................       2,538,450       3,016,344      7,678,665
                                                                      -----------   -------------  -------------
                 Total revenue...................................      77,528,724     124,161,360    230,968,599
                                                                      -----------   -------------  -------------
       Operating expenses:
         Direct store expenses:
            Depreciation and disposition of rental
              merchandise........................................      25,054,452      36,581,109     67,257,744
            Other................................................      39,966,441      67,599,707    127,964,749
                                                                      -----------   -------------  -------------
                                                                       65,020,893     104,180,816    195,222,493
         Corporate expenses......................................       7,988,273      10,710,565     26,139,960
         Cost of business combinations...........................              --       1,743,433        934,717
         Name change expenses....................................              --              --        742,541
         Amortization of intangibles.............................         568,386       3,982,093      9,902,303
         Key executive signing bonuses...........................              --       1,485,641        400,119
                                                                      -----------   -------------  -------------
                 Total operating expenses........................      73,577,552     122,102,548    233,342,133
                                                                      -----------   -------------  -------------
                 Operating income (loss).........................       3,951,172       2,058,812     (2,373,534)
       Other income (expense):
         Interest expense........................................      (2,467,652)     (1,571,808)    (2,512,015)
         Interest income.........................................          35,415         645,291        218,118
         Other non-operating income (expense), net...............         261,537         403,255       (163,957)
         Gain on sale of stores..................................       1,048,923         750,800        950,366
                                                                      -----------   -------------  -------------
                 Income (loss) before income taxes and
                   extraordinary item............................       2,829,395       2,286,350     (3,881,022)
       Income tax expense........................................         877,177       1,188,792        236,572
                                                                      -----------   -------------  -------------
                 Income (loss) before extraordinary item.........       1,952,218       1,097,558     (4,117,594)
       Extraordinary item, net of income tax expense.............       3,335,851              --             --
                                                                      -----------   -------------  -------------
                 Net income (loss)...............................     $ 5,288,069   $   1,097,558  $  (4,117,594)
                                                                      ===========   =============  =============
       Pro forma information (unaudited):
         Income (loss) before extraordinary item.................     $ 1,952,218   $   1,097,558  $  (4,117,594)
         Pro forma income tax expense (benefit)..................         290,000         200,674       (213,835)
                                                                      -----------   -------------  -------------
                 Pro forma income (loss) before extraordinary item      1,662,218         896,884     (3,903,759)
         Extraordinary item, net of income tax expense...........       3,335,851              --             --
                                                                      -----------   -------------  -------------
                 Pro forma net income (loss).....................     $ 4,998,069   $     896,884  $  (3,903,759)
                                                                      ===========   =============  =============
       Pro forma income (loss) before extraordinary item per share
         Basic...................................................     $        .37  $         .09  $        (.23)
         Diluted.................................................              .37            .09           (.23)
       Extraordinary item per share
         Basic...................................................              .74             --             --
         Diluted.................................................              .74             --             --
       Pro forma net income (loss) per share
         Basic...................................................             1.11            .09           (.23)
         Diluted.................................................             1.11            .09           (.23)

                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.




                         ALRENCO, INC. AND SUBSIDIARIES

                                SUPPLEMENTAL    CONSOLIDATED    STATEMENTS    OF
                   STOCKHOLDERS'  EQUITY  (DEFICIT)  For the Three  Years  Ended
                   December 31, 1997

                                                                  Unamortized
                                           Common Stock            Value of    Accumulated   Unrealized
                                      Shares         Amount      Stock Awards    Deficit        Gain           Total
           December 31, 1994...      4,377,994   $   3,945,184   $        --   $(4,826,135)   $ 30,097    $    (850,854)
           Issuance of common
             stock.............         63,485         483,281            --            --          --          483,281
           Contributions of
             capital...........             --          45,498            --            --          --           45,498
           Distributions to S
             corporation
             shareholders......             --              --            --    (1,486,943)         --       (1,486,943)
           Net change in
             unrealized gains,
             net of tax of
             $21,283...........             --              --            --            --     (30,097)         (30,097)
           Net income..........             --              --            --     5,288,069          --        5,288,069
                                     ---------   -------------   -----------   -----------    --------    -------------
           December 31, 1995...      4,441,479       4,473,963            --    (1,025,009)         --        3,448,954
           Issuance of common
             stock.............     12,356,118     142,336,038            --            --          --      142,336,038
           Restricted stock
             awards............        105,000       1,470,000    (1,470,000)           --          --               --
           Exercise of stock
             options...........            600           8,400            --            --          --            8,400
           Amortization of stock
             awards............             --              --       287,862            --          --          287,862
           Contributions of
             capital...........             --         431,231            --            --          --          431,231
           Distributions to S
             corporation
             shareholders......             --              --            --    (1,265,711)         --       (1,265,711)
           Net income..........             --              --            --     1,097,558          --        1,097,558
                                     ---------   -------------   -----------   -----------    --------    -------------
           December 31, 1996...     16,903,197     148,719,632    (1,182,138)   (1,193,162)         --      146,344,332
           Issuance of common
             stock.............         49,567         690,000            --            --          --          690,000
           Exercise of stock
             options...........         21,416         241,824            --            --          --          241,824
           Amortization of stock
             awards............             --              --       194,328            --          --          194,328
           Purchase and
             retirement of
             common stock from
             dissenters........        (17,061)       (265,679)           --            --          --         (265,679)
           Distributions to S
             corporation
             shareholders......             --              --            --       (76,616)         --          (76,616)
           Net loss............             --              --            --    (4,117,594)         --       (4,117,594)
                                     ---------   -------------   -----------   -----------    --------    -------------
           December 31, 1997...      16,957,119  $ 149,385,777   $  (987,810)  $(5,387,372)   $     --    $ 143,010,595
                                     ==========  =============   ===========   ===========    ========    =============

                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.


                         ALRENCO, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Years Ended December 31,
                                                                            1995           1996           1997
                                                                       -------------  -------------  ---------
                Cash flows from operating activities:
                  Net income (loss)...............................      $  5,288,069   $  1,097,558   $ (4,117,594)
                  Adjustments to reconcile net income (loss) to net
                cash
                    provided by (used in) operating activities:
                    Extraordinary gain............................        (3,335,851)            --             --
                    Loss on sale of property and equipment........           183,225        157,743        229,148
                    Gain on sale of stores........................        (1,048,923)      (750,800)      (950,366)
                    Depreciation and disposition of rental                25,054,452     36,581,109     67,257,744
                merchandise.......................................
                    Amortization of intangibles...................           570,034      3,985,279      9,902,303
                    Depreciation of property and equipment........         1,275,954      1,874,180      3,096,386
                    Deferred income taxes.........................            71,845     (1,437,643)    (2,306,428)
                    Amortization of stock awards..................                --        287,862        194,328
                    Gain on sale of investments...................           (99,930)            --             --
                  Changes in operating assets and liabilities, net
                of effects
                    of acquisitions of businesses and dispositions
                of stores:
                    Purchase of rental merchandise................       (25,530,026)   (47,384,827)   (90,366,228)
                    Accounts payable and accrued expenses.........         1,297,974      3,148,167     13,781,844
                    Other assets..................................          (663,999)       218,068     (3,829,116)
                    Income taxes payable..........................           164,766         38,566     (1,570,689)
                                                                        ------------   ------------   ------------
                         Net cash provided by (used in) operating          3,227,590     (2,184,738)    (8,678,668)
                                                                        ------------   ------------   ------------
                activities........................................
                Cash flows from investing activities:
                  Purchase of property and equipment..............        (1,070,066)    (3,036,474)    (9,251,093)
                  Proceeds from sale of property and equipment....           244,389         71,468      2,844,612
                  Purchase of investments.........................           (58,581)            --             --
                  Proceeds from sale of investments...............           542,501             --             --
                  Acquisitions of businesses, net of cash acquired        (7,205,060)   (74,502,919)   (50,628,896)
                  Dispositions of stores, net of cash sold........         2,700,000      1,043,058      3,031,691
                  Amounts advanced on notes receivable............          (114,425)      (336,225)            --
                  Payments received on notes receivable...........            67,179         98,261      1,098,246
                  Increase in loan to stockholder.................            (7,466)        (7,252)        (7,018)
                                                                        ------------   ------------   ------------
                         Net cash used in investing activities....        (4,901,529)   (76,670,083)   (52,912,458)
                                                                        ------------   ------------   ------------
                Cash flows from financing activities:
                  Purchase of common stock from dissenters........                --             --       (265,679)
                  Proceeds from issuance of common stock..........           483,281    142,336,038             --
                  Proceeds from stock options.....................                --          8,400        241,824
                  Proceeds from notes payable.....................         6,925,654      2,393,150     58,305,102
                  Payments on notes payable and capital leases....        (4,350,105)   (29,778,248)   (28,790,362)
                  Payments for deferred loan fees.................           (16,090)            --             --
                  Contributions of capital........................            45,498         51,610             --
                  Distributions to S corporation shareholders.....        (1,328,012)    (1,520,151)       (76,616)
                                                                        ------------   ------------   ------------
                         Net cash provided by financing activities         1,760,226    113,490,799     29,414,269
                                                                        ------------   ------------   ------------
                Net increase (decrease) in cash...................            86,287     34,635,978    (32,176,857)
                Cash at beginning of period.......................         1,023,724      1,110,011     35,745,989
                                                                        ------------   ------------   ------------
                Cash at end of period.............................      $  1,110,011   $ 35,745,989   $  3,569,132
                                                                        ============   ============   ============
                Supplemental disclosure of cash flow information: Cash paid for:
                    Interest......................................      $  2,867,380   $  1,676,893   $  2,295,982
                                                                        ============   ============   ============
                    Income taxes..................................      $    683,074   $  2,615,322   $  4,886,911
                                                                        ============   ============   ============

                  The   accompanying   notes  are  an   integral   part  of  the
supplemental consolidated financial statements.






                         ALRENCO, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

    On February 26, 1998, RTO, Inc. ("RTO") merged with and into Alrenco, Inc. ("Alrenco"), with Alrenco being the surviving corporation in the merger (the "RTO Merger"). The supplemental consolidated financial statements of Alrenco have been prepared to give retroactive effect to the RTO Merger on February 26, 1998. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Alrenco and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

    The supplemental consolidated financial statements include the combination of Alrenco and RTO, the Purchase Acquisitions and the Pooling Acquisitions (as described in Note 3) (collectively referred to as the "Company") as required by Accounting Principles Board Opinion Number 16 ("APB 16").

    The Company develops, acquires, owns and operates a chain of stores that rents durable household products such as consumer electronics, appliances, furniture, jewelry and home furnishing accessories under cancelable rental-purchase agreements renewable on a weekly or monthly basis. At December 31, 1997, the Company operated 432 stores in 23 states (see Note 3).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

    The accompanying supplemental consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Rental Merchandise

    Rental merchandise is carried at the lower of cost or net realizable value. Depreciation is provided using the income forecasting method or straight-line method over a period designed to approximate the income forecasting method. The income forecasting method is designed to match as closely as practicable the recognition of depreciation expense with the consumption of the rental merchandise. The consumption of rental merchandise occurs during periods of rental and directly coincides with the receipt of rental revenue over the rental-purchase agreement period, generally 18 to 24 months. Under the income forecasting method, merchandise held for rent is not depreciated, and merchandise on rent is depreciated in the proportion of rents received to total rents required to obtain ownership as provided in the rental-purchase agreement. The income forecasting method is an activity-based method similar to the units of production method.

    Rental merchandise acquired prior to January 1, 1995 by Alrenco, is being depreciated by the straight-line method over various estimated useful lives, primarily 21 months. The range of the various estimated useful lives is generally one to three years. The Company adopted the income forecasting method because management believes that it provides a more systematic and rational allocation of the cost of rental merchandise to operations as its useful life expires. The effect of the change in accounting method was to increase pro forma net income and pro forma net income per basic and diluted share by approximately $470,000 and $0.10, respectively, for the year ended December 31, 1995.

    Effective January 1, 1997, RTO and its new subsidiaries elected to depreciate all additions to rental merchandise acquired subsequent to December 31, 1996 using the income forecasting method and make other conforming changes to the estimate of depreciation expense. These changes were made to more accurately match revenues and expenses. The impact of these changes on the results of operations for the year ended December 31, 1997 was to decrease pro forma net loss by approximately $400,000 or $.02 per basic and diluted share.

Rental Revenue

     Merchandise is rented to customers pursuant to rental-purchase agreements, which provide for predominantly weekly rental terms with non-refundable rental payments. Rental revenue is recognized as collected, since at the time of collection the rental merchandise has been placed in service and costs of installation and delivery have been incurred. Generally, the customer has the right to acquire title through either a purchase option or through payment of all rentals required to obtain ownership as provided in the rental-purchase agreement. The customers may terminate rental-purchase agreements at any time, and if terminated, the rental merchandise is returned to the Company. A provision is made for estimated losses of rental merchandise damaged or not returned by customers.

Pervasiveness of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risks

    The Company maintained deposits and a money market mutual fund account totaling $35,745,989 and $3,569,132 at December 31, 1996 and 1997, respectively, with several financial institutions. Deposits in excess of $100,000 and mutual funds are not insured by the Federal Deposit Insurance Corporation.

    During 1996, the Company invested excess funds in a money market mutual fund account with a bank. As of December 31, 1996, the market value of the securities approximates the carrying amount of $25,000,000.

Cash and Cash Equivalents

    Cash and cash equivalents consist of cash on hand and on deposit and highly liquid instruments with maturities of three months or less when purchased. The carrying amount of cash and cash equivalents is the estimated fair value at December 31, 1996 and 1997.

Property and Equipment and Related Depreciation

    Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of depreciable assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in the results of operations. Depreciation of furniture and fixtures, signs and vehicles is provided over the estimated useful lives of the respective assets on a straight-line and an accelerated bases. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease and renewal period, if applicable.





Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

    The Company continually evaluates the propriety of the carrying value of property and equipment, goodwill and other intangible assets based on the estimated future undiscounted cash flows of the related investment, as well as the amortization period to determine whether current events and circumstances warrant adjustments to carrying value and/or revised estimates of useful lives. At this time, the Company believes that no significant impairment of the long-lived assets has occurred and that no reduction of the estimated useful lives is warranted.

Income Taxes

    Income taxes for the Company are determined by use of the liability method in which deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of assets and liabilities using the income tax rates under existing legislation expected to be in effect at the date such temporary differences are expected to reverse.

    Since certain of the business combinations accounted for as poolings-of-interests as defined by APB 16 (see Note 3) involved companies which were nontaxable enterprises prior to acquisition by the Company (e.g. S Corporations), unaudited pro forma income tax expense (benefit) has been presented for the nontaxable enterprises as if they had been a taxable enterprise for all periods presented. Deferred tax assets and liabilities for the tax effects of temporary differences for the nontaxable enterprises were established through an adjustment to income tax expense (benefit) during the period that the combinations were consummated (see Note 11).

Advertising Costs

     Advertising costs amounting to $4,839,000, $7,534,000 and $13,413,000 for the years ended December 31, 1995, 1996, and 1997, respectively, are expensed as incurred.

Pro Forma Income (Loss) Per Share

    On December  31,  1997,  the Company  adopted  provisions  of  Statement  of
Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." In accordance with SFAS 128, the Company computes basic pro forma income per share based on the weighted-average number of common shares outstanding during each period presented. Diluted pro forma income per share is computed based on the weighted average number of common shares plus the dilutive effect of all potential dilutive securities, principally stock options and convertible notes, outstanding during each period presented. All prior year pro forma income per share amounts have been restated to comply with the provisions of SFAS 128.

                                             1995                            1996                             1997
                                ------------------------------ -------------------------------  ------------------
                                  Pro Forma              Per    Pro Forma                 Per     Pro Forma                 Per
                                     Net                Share      Net                   Share       Net                   Share
                                   Income     Shares   Amount    Income      Shares     Amount      Loss        Shares    Amount
  Basic income per common
    share..................     $1,662,218  4,516,936   $ .37   $ 896,884  10,219,487    $ .09  $(3,903,759)  16,940,945  $ (.23)
                                                        =====                            =====                            ======
  Effect of dilutive
    options................             --        --                   --      42,353                    --     176,197
                                ----------  --------            ---------  ----------           -----------   ---------
  Diluted income per common
    share..................     $1,662,218  4,516,936   $ .37   $ 896,884  10,261,840    $ .09   (3,903,759)  17,117,142  $ (.23)
                                ==========  =========   =====   =========  ==========    =====  ===========   ==========  ======

    Diluted income (loss) per share for the year ended December 31, 1997 presented above, as well as for all quarters in 1997 (see Note 14), excludes the effect of the convertible notes, if converted, given these securities increase net income or decrease net loss and would be antidilutive.




Stock-Based Compensation

    Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Fair Value of Financial Instruments

     The Company's financial instruments consist of cash and debt whose carrying value approximates fair value at December 31, 1996 and 1997.

Statements of Cash Flows

    Excluded from the supplemental consolidated statements of cash flows was the effect of the following noncash activities. During the year ended December 31, 1997, the Company issued common stock to settle notes payable totaling $690,000 to certain stockholders. Additionally, in connection with certain Purchase Acquisitions, the Company issued a total of $7,100,000 of notes payable to individuals.

Recent Accounting Standards

     During June 1997, the Financial Accounting Standards Board issued SFAS No. 130 "Reporting Comprehensive Income" and SFAS No. 131 "Disclosures About
Segments of an Enterprise and Related Information". Preliminary analysis of these new standards by the Company indicates that the standards will not have a material impact on the Company. The standards are effective for financial statements for fiscal years beginning after December 15, 1997.

Reclassifications

    Certain reclassifications were made to prior year balances to conform to the 1997 presentation.

3. ACQUISITIONS

    During 1995, the Company purchased 16 rental-purchase stores for $7,205,060, which were accounted for as a purchase. The operating results of these acquired stores are included in the operating results of the Company since the dates of acquisition.

    The Company purchased all of the issued and outstanding common stock of Action TV & Appliance Rental, Inc. ("Action"), a 102 store chain, effective
August 1, 1996 for cash of approximately $45,300,000 and $2,600,000 for noncompetition agreements. The Company purchased 14 stores from a company doing business as Easy Rentals on March 1, 1996 for cash of approximately $6,500,000. On August 1, 1996, the Company completed the acquisition of 14 stores for cash of approximately $5,600,000. During 1996, the Company also acquired 55 stores in 22 unrelated transactions for an aggregate cash purchase price of approximately $14,500,000.

    On January 2, 1997, the Company completed the acquisition of 28 stores located in 4 states from Fastway Rentals, Inc. for an aggregate purchase price of $11,900,000. The Company purchased the assets of 27 rent-to-own stores from B&L Concepts, Inc. ("B&L") on January 6, 1997 for total consideration of approximately $13,800,000 consisting of cash of approximately $10,800,000 and a $3,000,000 convertible note (see Note 9). Additionally, during 1997, the Company acquired 60 stores in 8 unrelated transactions for an aggregate purchase price of approximately $32,000,000 consisting of cash of $27,900,000 and notes totaling $4,100,000 (see Note 9).
    The above acquisitions (collectively referred to as the "Purchase Acquisitions") have been accounted for as purchases, as defined by APB 16 and, accordingly, the operating results of the acquired businesses have been included in the results of operations since their respective acquisition dates. The purchase prices have been allocated as follows:

                                                                               December 31,
                                                                            1996           1997
                                                                       -------------  ---------
                 Rental merchandise.............................       $ 27,048,141    $17,210,537
                 Property and equipment.........................          4,580,086      2,358,771
                 Intangible assets..............................         56,711,492     44,515,140
                 Other assets...................................          3,967,194        890,000
                 Accounts payable and accrued expenses..........         (3,886,758)    (1,755,398)
                 Notes payable assumed..........................        (13,917,236)    (5,151,794)
                 Notes payable issued...........................                 --     (7,100,000)
                 Income tax liability...........................                 --       (338,360)
                                                                       ------------    -----------
                           Cash paid, net of cash acquired......       $ 74,502,919    $50,628,896
                                                                       ============    ===========

    The following summary, prepared on an unaudited pro forma basis, presents the results of operations (i) as if the above acquisitions had been purchased as of the beginning of the year of acquisition and the beginning of the year for the immediately preceding period, (ii) as if the initial capitalization of RTO had occurred on January 1, 1995, and (iii) to include the effect of adjustments of (i) and (ii) for amortization of intangibles, interest, income taxes and the weighted average shares outstanding.

                                                                       Unaudited Pro Forma Results of Operations
                                                                                Year Ended December 31,
                                                                         1995            1996            1997
                                                                    --------------  --------------  ---------
                 Revenue........................................     $162,027,916    $230,622,179    $242,713,286
                 Pro forma income (loss) before extraordinary item      3,103,527      (1,968,597)     (5,441,486)
                 Pro forma net income (loss)....................        6,439,378      (1,968,597)     (5,441,486)
                 Pro forma income (loss) before extraordinary
                 item per
                   share:
                   Basic........................................     $         .22   $        (.12)  $        (.32)
                   Diluted......................................               .22            (.12)           (.32)
                 Pro forma net income (loss) per share
                   Basic........................................     $         .46   $        (.12)  $        (.32)
                   Diluted......................................               .46            (.12)           (.32)

    The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of operating results that would have occurred had the acquisitions been consummated as of the above dates, nor are they necessarily indicative of future operating results.

    The Company entered into definitive agreements to merge with various entities, which were consummated during 1996, 1997 and 1998 (the "Pooling Acquisitions"). Under the terms of each merger agreement, shares of common stock of each entity were multiplied by an exchange ratio and exchanged for shares of the Company's common stock. A summary of each merger follows:

                                                                                             Shares of
                                                                                              Company
Pooling Acquisitions                                                      Date of Merger   Stock Issued
--------------------                                                     ----------------  ------------
Home Choice, Inc. ("Home Choice").............................           October 31, 1996       23,885
Yam's, Inc. ("Yam's").........................................           November 1, 1996      342,837
ARTO, Inc. ("ARTO")...........................................           February 28,          186,774
                                                                         1997
National TV Rental, Inc. ("National").........................           February 28,          188,659
                                                                         1997
Seajay Group ("Seajay").......................................           February 28,          179,500
                                                                         1997
Showtyme Group ("Showtyme")...................................           February 28,          214,520
                                                                         1997
ABC Group ("ABC").............................................           March 11, 1997        170,611
Discount Centers of America, Inc. ("Discount")................           May 12, 1997           98,415
The Hut Co. ("Hut")...........................................           May 13, 1997           37,714
RTO, Inc. ("RTO").............................................           February 26,       12,280,316
                                                                         1998

    The Pooling Acquisitions were accounted for as pooling of interests. Separate unaudited results of the pooled entities prior to each date of the merger for the years ended December 31, 1995, 1996 and 1997 are as follows (unaudited):

                                                               Year Ended December 31,
                                                          1995           1996           1997
                                                     -------------  -------------  ---------
    Total revenue:
      Alrenco................................         $37,575,639    $ 63,855,808   $102,598,240
      RTO....................................                  --      25,157,509   123,250,308
      Home Choice............................             319,772         834,748            --
      Yam's..................................           4,844,923       4,535,581            --
      ARTO...................................           3,811,243       4,153,355       684,753
      National...............................           7,260,425       6,378,971       850,086
      Seajay.................................          11,661,143       7,406,567     1,218,752
      Showtyme...............................           4,627,591       4,346,450       632,548
      ABC....................................           3,239,992       3,451,139       550,938
      Discount...............................           2,369,852       2,385,037       742,969
      Hut....................................           1,818,144       1,656,195       440,005
                                                      -----------    ------------   -----------
      Combined...............................         $77,528,724    $124,161,360   $230,968,599
                                                      ===========    ============   ============

                                                                   Years Ended December 31,
                                                1995                        1996                         1997
                                      ------------------------  ---------------------------  ----------------
                                         Actual      Pro Forma     Actual        Pro Forma      Actual       Pro Forma
    Net income (loss):
      Alrenco...................      $ 1,266,592  $ 1,266,592   $ 3,663,378    $ 3,663,378   $ 3,586,304   $ 3,586,304
      RTO.......................               --           --    (3,175,692)    (3,141,549)   (8,735,940)   (8,593,384)
      Home Choice...............         (221,073)    (135,695)     (129,993)       (79,790)           --            --
      Yam's.....................           59,313       59,313       (17,711)       (17,711)           --            --
      ARTO......................          316,396      194,204       367,532        225,591         9,636         9,636
      National..................           (6,232)      (3,825)      204,135        125,298       (74,480)      (52,813)
      Seajay (including
    extraordinary item                  3,385,544    3,385,544       220,813        220,813       (34,204)      (34,204)
         of $3,335,851 in 1995).
      Showtyme..................          579,037      355,413       211,647        129,909        (2,776)       (3,577)
      ABC.......................           82,779       50,810       (45,303)       (27,807)      (76,500)      (26,087)
      Discount..................          (11,041)     (11,041)      (99,064)       (99,064)      (45,335)      (45,335)
      Hut.......................         (161,409)    (161,409)      (57,826)       (57,826)       (6,299)       (6,299)
      Conforming adjustments....           (1,837)      (1,837)      (44,358)       (44,358)    1,262,000     1,262,000
                                      -----------  -----------   -----------    -----------   -----------   -----------
      Combined..................      $ 5,288,069  $ 4,998,069   $ 1,097,558    $   896,884   $(4,117,594)  $(3,903,759)
                                      ===========  ===========   ===========    ===========   ===========   ===========

    Conforming adjustments relate to conforming amortization policies, net of the related tax benefit.

4. SALE OF STORES

    During 1997, the Company sold eight stores for $3,031,691. In connection with the transaction, the Company sold assets with a net book value of $2,081,325, received cash of $3,031,691 and recorded a gain of $950,366.

    During 1996, the Company sold four stores for $1,410,700. In connection with the transaction, the Company sold assets with a net book value of $659,900, received $1,043,058 in cash and $367,642 to repay a portion of its debt, and recorded a gain of $750,800.

    During 1995, the Company sold thirteen stores for $2,700,000. In connection with the transaction, the Company sold assets with a net book value of $1,651,077, received $2,700,000 in cash and recorded a gain of $1,048,923.








5. RENTAL MERCHANDISE

    Cost and accumulated depreciation of rental merchandise consist of the following:

                                                                            December 31,
                                                                         1996          1997
                                                                     ------------ ---------
    Cost.......................................................       $85,888,698 $145,740,577
    Less accumulated depreciation..............................       27,164,708    48,479,999
                                                                      ----------  ------------
              Rental merchandise, net..........................       $58,723,990 $ 97,260,578

                                                                      =========== ============


6. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:


                                                                Depreciation         December 31,
                                                                   Period         1996         1997
    Buildings.............................................        20 years    $   445,539  $   601,679
    Furniture and equipment...............................       3-7 years     10,420,777   12,254,503
    Leasehold improvements................................       3-10 years     5,579,886    9,160,747
                                                                              -----------  -----------
                                                                               16,446,202   22,016,929
    Less: accumulated depreciation and amortization.......                      7,080,548    7,093,378
                                                                              -----------  -----------
                                                                                9,365,654   14,923,551
    Land..................................................                        115,427      115,427
                                                                              -----------  -----------
              Property and equipment, net.................                    $ 9,481,081  $15,038,978
                                                                              ===========  ===========

7. INTANGIBLE ASSETS

    Intangible assets consist of the following:


                                                             Amortization         December 31,
                                                                Period         1996          1997
                                                             ------------  ------------ ---------
    Customer rental agreements..........................     15-24 months  $ 3,071,317  $   4,942,970
    Noncompetition agreements...........................      2-10 years     4,566,300      7,783,006
    Goodwill............................................     10-30 years    55,450,179     94,527,708
                                                                           -----------  -------------
                                                                            63,087,796    107,253,684
    Less: accumulated amortization......................                     5,032,965     14,712,435
                                                                           -----------  -------------
              Intangible assets, net....................                   $58,054,831  $  92,541,249
                                                                           ===========  =============

    Customer rental agreements represent the fair value of active customer agreements of acquired stores at the acquisition date and are amortized in proportion to and over the period of related estimated rental income on an accelerated basis. The noncompetition agreements are amortized on the straight-line and accelerated methods. Goodwill is amortized on the straight-line method.

8. ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                                            December 31,
                                                                          1996         1997
    Salaries, wages, taxes and benefits.........................       $2,621,062  $ 4,596,457
    Property taxes..............................................          220,124      454,779
    Sales and use taxes payable.................................          773,264    1,810,134
    Professional and advisory fees..............................          884,207    1,142,297
    Bonuses.....................................................          468,842      974,421
    Interest....................................................           94,668      254,803
    Other.......................................................        2,113,764    3,160,149
                                                                       ----------  -----------
              Accrued liabilities...............................       $7,175,931  $12,393,040
                                                                       ==========  ===========


9. NOTES PAYABLE

    Notes payable consists of the following:

                                                                                       December 31,
                                                                                     1996         1997
    Note payable to individuals with an interest rate of 9.25%  payable in
    equal annual                                                                  $       --  $ 1,400,000
      installments of $700,000 plus accrued interest through January 3, 1999
    Convertible note payable to individuals with an interest rate of 6%
    payable                                                                               --    3,000,000
      quarterly with the principal due in January 1999....................
    Convertible note payable to individuals with an interest rate of 6%
    payable                                                                               --    2,000,000
      quarterly with the principal due May 30, 1999.......................
    Revolving credit facilities with lenders with variable interest rates and
    fixed rates                                                                    1,317,593   41,689,285
      as discussed below..................................................
    Notes payable to banks................................................         3,119,987           --
    Notes payable to affiliates...........................................         1,670,811           --
    Notes payable to individuals with interest rates at 10% and  20%; payments ranging from $1,822 to interest only; some maturing on May 2002 and
      others no stated maturity date......................................           105,156       72,587
    Equipment notes payable...............................................           200,520           --
    Vehicle notes payable.................................................            85,399           --
    Capital lease obligations.............................................           272,803           --
                                                                                  ----------  -----------
              Notes payable...............................................        $6,772,269  $48,161,872
                                                                                  ==========  ===========

    The Company had two revolving credit facilities at December 31, 1997. The first facility (the "First Facility") was a variable interest rate based on LIBOR (5.75% at December 31, 1997) plus 2.5% and matures on October 1, 1998. The First Facility provided for maximum borrowings of $21 million. Borrowings under the First Facility were also limited based on multiples of average monthly receipts and rental income, as defined by the First Facility. At December 31, 1997, the Company had no additional borrowings available under the First Facility. The weighted average interest rate was 8.05% and 8.23% at December 31, 1996 and 1997, respectively.

    The second facility (the "Second Facility") provided for maximum borrowings of $30,000,000 and carried a three-year term scheduled to expire in 2000 with an interest rate equal to prime (8.5% at December 31, 1997) minus 1/2% or LIBOR plus 2 1/4%, at the election of the Company. Under the terms of the Second Facility, the Company was required to pay a commitment fee of .125% per annum on the unused portion of the Second Facility. As of December 31, 1997, $20,689,285 was outstanding under the Second Facility. The weighted average interest rate was 10.1% and 8.7% at December 31, 1996 and 1997, respectively.

    The First and Second Facilities were collateralized by substantially all of the Company's assets. The First and Second Facilities restricted the Company's ability to pay dividends to a percentage of annual income, required the Company to maintain minimum levels of tangible net worth, as defined, subjected the Company to a maximum ratio of total liabilities to tangible net worth, limit liabilities and capital expenditures, and required certain interest coverage ratios. As of December 31, 1997, the Company was in violation of a financial covenant under the Second Facility, which has been subsequently waived by the bank. In February 1998, the Company entered into a new revolving credit facility which replaced the First and Second Facilities. See Note 15 -- "Subsequent Event."

    On January 6, 1997 and May 28, 1997, the Company issued two notes in the amounts of $3,000,000 and $2,000,000, respectively, in connection with the acquisitions of B&L and Instant Rent to Own, Inc. (see Note 3). Upon certain events these notes are convertible into common stock of the Company at a conversion rate of $13.92 per share, which will be adjusted for stock splits, dividends, or recapitalizations of the Company.







    Aggregate maturities of notes payable at December 31, 1997 were as follows:

          1998...........................................       $ 42,403,016
          1999...........................................          5,715,001
          2000...........................................             16,387
          2001...........................................             17,902
          2002...........................................              9,566
                                                                ------------
                                                                $ 48,161,872

10. STOCK OPTION PLAN

   On November 8, 1995, Alrenco approved a stock incentive plan ("Alrenco Plan") under which 450,000 common shares were reserved. Under the Alrenco Plan, the Company was entitled to grant its employees incentive stock options or nonqualified stock options to purchase a specified number of shares of common stock at a price not less than fair market value on the date of grant and for a term not to exceed 10 years. In addition to the stock options, the Company was entitled to grant stock appreciation rights ("SAR"), restricted stock awards and options to directors. SARs and options to directors were required to be granted at a minimum of fair market value at the date of grant and restricted stock awards at a price to be determined by the Board of Directors' compensation committee. Directors who are not involved in day-to-day management of the Company were initially entitled to a grant of 5,000 shares and on each of their next five anniversaries, an automatic 1,000 share grant. On January 23, 1996, the Company granted 105,000 shares of restricted stock to two key employees which vest at the earlier of a change in control or at the end of seven years. As a result of the merger with RTO, these shares automatically vested on February 26, 1998. At December 31, 1997, there were 179,205 shares reserved for issuance under the Alrenco Plan.

    RTO adopted the 1996 Employee Stock Option Plan (the "RTO Plan") to attract and retain employees. Under the RTO Plan, RTO was entitled to grant options to purchase a total of not more that 1,027,973 shares of common stock, subject to anti-dilution and other adjustment provisions provided, however, that the maximum number of shares subject to all options granted to an individual under the Plan would not exceed 50% of the shares of common stock authorized for issuance. No options could be granted under the RTO Plan after the tenth anniversary of the RTO Plan. The options vest over a four-year period and expire on the tenth anniversary following the date of grant.

    In August 1996, the compensation committee of RTO granted under the RTO Plan, ten-year options to purchase common stock at an exercise price of $11.14 per share to numerous employees of RTO. Additional options have been granted subsequent to this initial grant to employees joining RTO through acquisitions or recruitment at exercise prices per share ranging from $11.14 to $15.59. The option exercise price was equal to the fair market value of the stock on the date of grant, as determined by the Board of Directors.

    RTO also adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Director's Plan") that provided for the granting to non-employee directors of stock options to purchase up to 448,975 shares of the Company's common stock. During 1997, the Company granted options to purchase 59,085 shares at exercise prices per share ranging from $15.59 to $16.37. These options vest six months after the date of grant. No options were issued under the Director's Plan in 1996 and no options were exercised during 1996 and 1997. At December 31, 1997, 50,644 options were exercisable under the Director's Plan at a weighted-average exercise price of $15.59 per share.

    On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). As permitted by SFAS 123, the Company has chosen to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plans. Had compensation cost for the Company's Plans been determined based on fair value at the grant dates for awards under the Plans consistent with the method outlined in SFAS 123, the Company's pro forma net income (loss) and pro forma net income (loss) per share would have been the amounts indicated below for the years ended December 31, 1996 and 1997. The Plans had not been adopted during the year ended December 31, 1995.


                                                                 For the Year Ended         For the Year Ended
                                                                  December 31, 1996          December 31, 1997
                                                             -------------------------- ----------------------
                                                                  As        SFAS 123         As         SFAS 123
                                                               Reported     Pro Forma     Reported      Pro Forma
                 Pro forma net income (loss).............      $ 896,884    $ 46,595    $(3,903,759)  $(6,288,774)
                 Pro forma basic net income (loss) per               .09         .00            (.23)         (.37)
                 share...................................
                 Pro forma diluted net income (loss) per             .09         .00            (.23)         (.37)
                 share...................................

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions for grants in 1996 and 1997:

                                                                For the Year   For the Year
                                                                    Ended          Ended
                                                                December 31,   December 31,
                                                                    1996           1997
                                                               -------------- ---------
                 Expected dividend rate..................                 0%              0%
                 Volatility rate.........................          0% to 40%       0% to 40%
                 Risk-free interest rate.................           5.75% to  5.75% to 6.00%
                                                                       6.30%
                 Expected life...........................           5.5 to 6  5.0 to 6 years
                                                                       years

    A summary of the status of the Plan as of December 31, 1996 and 1997, and changes during the periods are presented below:

                                                                                                  Weighted
                                                                                                   Average
                                                                                                  Exercise
                                                                                       Shares       Price
                Outstanding as of January 1, 1996............................               --   $    --
                   Granted....................................................          730,052     11.64
                   Exercised..................................................             (600)    14.00
                   Forfeited..................................................          (27,159)    11.18
                                                                                    -----------   -------
                 Outstanding as of December 31, 1996..........................          702,293     11.66
                   Granted....................................................          630,016     14.72
                   Exercised..................................................          (21,416)    11.29
                   Forfeited..................................................         (177,647)    12.70
                                                                                    -----------   -------
                 Outstanding as of December 31, 1997..........................        1,133,246   $ 13.19
                                                                                    ===========   =======
                 Options exercisable at December 31, 1996.....................           66,645
                                                                                    ===========
                 Options exercisable at December 31, 1997.....................          210,909
                                                                                    ===========
                 Weighted average fair value of options granted during the year
                   ended December 31, 1996....................................      $      3.21
                                                                                    ===========
                 Weighted average fair value of options granted during the year
                   ended December 31, 1997....................................      $      5.32
                                                                                    ===========

    The following table summarizes information about the Plan's stock options at December 31, 1996 and 1997:

                                                                   Options Outstanding
                                                                               Weighted -
                                                                                 Average
                                                                 Number         Remaining
                 Exercise Price                                Outstanding  Contractual Life
                 December 31, 1996
                   $11.14...............................         573,072      9.64 years
                    13.92...............................          27,926      9.89 years
                    14.00...............................         101,295      9.00 years
                                                                --------
                                                                 702,293
                 December 31, 1997
                   $10.38...............................           4,500      9.80 years
                    10.81...............................           3,000      9.80 years
                    11.14...............................         522,607      8.64 years
                    13.92...............................         133,076      9.01 years
                    14.00...............................          86,729      8.00 years
                    15.59...............................         374,894      8.92 years
                    16.37...............................           8,440      9.94 years
                                                                --------
                                                                1,133,246

    Effective September 30, 1995, the Company rescinded existing deferred compensation plans. Despite the rescission, the Company agreed to compensate the executives for amounts accrued under the plans through September 30, 1995. Compensation recognized under the deferred compensation plans was $119,603 for the year ended December 31, 1995.

11. INCOME TAXES

    The income tax expense (benefit) is comprised of the following components:

                                                             For the Years Ended December 31,
                                                             1995          1996          1997
                                                         ------------  ------------  --------
    Current:
      Federal.......................................       $ 622,758    $ 1,962,036   $ 1,985,961
      State.........................................         182,574        664,399       557,039
                                                           ---------    -----------   -----------
              Total current.........................         805,332      2,626,435     2,543,000
    Deferred........................................          71,845     (1,437,643)   (2,306,428)
                                                           ---------    -----------   -----------
              Total.................................       $ 877,177    $ 1,188,792   $   236,572
                                                           =========    ===========   ===========

    Significant components of the Company's deferred income taxes are as follows:

                                                                             December 31,
                                                                           1996         1997
    Deferred tax assets:
      Net operating loss carry-forwards..........................      $ 1,272,439  $ 2,087,720
      Rental merchandise.........................................          556,615      738,739
      Property and equipment.....................................          282,000      405,891
      Intangibles................................................          454,000    2,002,625
      Deferred compensation......................................           34,644        5,072
      Tax credits................................................          414,581      263,316
      Other......................................................          121,151      435,846
      Accrued expenses...........................................               --      286,405
      Valuation allowance........................................          (90,563)     (90,563)
                                                                       -----------  -----------
              Net deferred tax assets............................        3,044,867    6,135,051
                                                                       -----------  -----------
    Deferred tax liabilities:
      Intangible assets..........................................          518,580           --
      Rental merchandise.........................................               --      955,511
      Fixed assets...............................................               --      194,605
      Other......................................................           14,000      143,803
                                                                       -----------  -----------
         Deferred tax liabilities................................          532,580    1,293,919
                                                                       -----------  -----------
                                                                       $ 2,512,287  $ 4,841,132
                                                                       ===========  ===========

    In 1996, a net deferred tax asset of approximately $400,000 was established upon the acquisition of Action for the difference in the tax and book basis of the net assets acquired. In 1997, a net deferred tax asset of $22,417 was established for one of the Purchase Acquisition for the difference in the tax and book basis of the net assets acquired as of the date of acquisition.

    As of December 31, 1997, the Company has a total of $6,900,000 of net operating loss carry-forwards for federal tax purposes, expiring 2007 and 2010. The utilization may be subject to limitations under IRC Section 382. Additionally, as of December 31, 1997, the Company had approximately $119,000 in general business credit carry-forwards which expire, if unused, beginning in the year 2000 and alternative minimum tax credits of approximately $145,000 which are not subject to expiration. These credit carry-forwards relate to one of the Purchase Acquisitions and utilization of these credits is limited to approximately $118,000 per year.

    Realization of the net deferred tax asset is dependent on generating sufficient taxable income prior to expiration of the carry-forwards. Although realization is not assured, management believes it is more likely than not that all of the net deferred tax asset will be realized. The amount of deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.


    The income tax expense (benefit) reconciled to the tax computed at the statutory Federal rate (34%) is as follows:

                                                                      For the Years Ended December 31,
                                                                      1995          1996          1997
                                                                  ------------  ------------  --------
    Federal income tax at the statutory rate................        $ 961,994    $  777,359    $(1,319,547)
    State income tax........................................          193,651       267,932         (6,122)
    Nondeductible goodwill amortization and acquisitions cost             283       272,177      1,057,802
    Income from Subchapter S corporations, net..............         (290,000)     (200,674)       213,835
    Other...................................................           11,249        71,998        290,604
                                                                    ---------    ----------    -----------
                                                                    $ 877,177    $1,188,792    $   236,572
                                                                    =========    ==========    ===========

12. BENEFIT PLANS

    The Company has a defined contribution profit sharing plan covering substantially all employees. The plan provides for Company contributions to be determined annually by the Board of Directors. The Company contributed $50,000 and $120,000 to the plan during 1996 and 1997, respectively.

    The Company also has two qualified tax deferred retirement savings plans under the provisions of Section 401(k) of the Internal Revenue Code. The plans cover all full-time employees who have completed six months of service with the Company. Under the first plan, the Company matches the first 4% of an eligible employee's elective contributions. Additional contributions are made at the discretion of the Board of Directors. The second plan calls for the Company to match 25% of the first 6% of eligible employees' elective contributions. The Company contributed approximately $135,000 and $338,000 to the Plans for 1996 and 1997, respectively.

13. COMMITMENTS AND CONTINGENCIES

    The Company leases its office and store facilities and transportation equipment under operating leases expiring in various years through 2010. Rental expense was $4,241,000, $8,846,200 and $15,907,118 for the years ended December 31, 1995, 1996 and 1997, respectively. Future minimum rental payments under operating leases with remaining noncancelable terms in excess of one year at December 31, 1997 are as follows:

     1998.................................................        $ 17,390,088
     1999.................................................          13,822,487
     2000.................................................           9,046,179
     2001.................................................           5,370,666
     2002.................................................           2,374,380
     Thereafter...........................................           1,809,171
                                                                  ------------
                                                                  $ 49,812,971

    The Company leases its corporate office space from the Company's chief executive officer, president, director and shareholder of the Company. Rental expense pursuant to the lease was $86,250 and $207,000, for the years ended December 31, 1996 and 1997, respectively. The Company also leases office space from a corporation owned by a shareholder and director of the Company. Rental expense pursuant to the lease was $94,800, $126,010 and $122,040, respectively, for each of the three years in the period ended December 31, 1997.

    The Company from time to time on an as needed basis charters an airplane from a company owned by one of its stockholders. Fees charged during the year ended December 31, 1996 and 1997 under this arrangement were $106,650 and $120,870, respectively.

    The Company is involved in various legal actions arising in the normal course of business. Management is of the opinion that their outcome will not have a material adverse effect on the Company's financial position or results of operations.

    The Internal Revenue Service has completed an examination of Alrenco's Federal income tax returns for the years 1992 through 1995. The Company was assessed additional taxes of approximately $680,000, related principally to the Company's method of depreciation on rental merchandise and excess compensation paid for those years. The Company has paid approximately $167,000 of this assessment in January 1998 related to the excess compensation portion of the assessment, and is contesting the remaining amounts related to depreciation on rental merchandise. Management has analyzed the outstanding matter with tax advisors and believes it has meritorious defenses to the remaining assessments. The Company believes that any additional amounts assessed will not have a material effect on the Company's financial position or results of operations.

14. UNAUDITED QUARTERLY DATA

    Summarized   quarterly  proforma  financial  data  for  1996  and  1997  (in thousands, except for per share amounts) is as follows:

                                                             1st Quarter 2nd Quarter  3rd Quarter   4th Quarter
    Year ended December 31, 1996:
      Revenue.........................................        $21,843     $ 23,721     $ 35,857      $ 42,740
                                                              =======     ========     ========      ========
      Operating income (loss).........................        $ 2,162     $  2,034     $    288      $ (2,425)
                                                              =======     ========     ========      ========
      Pro forma net income (loss).....................        $ 1,107     $  1,105     $    239      $ (1,554)
                                                              =======     ========     ========      ========
      Pro forma net income (loss) per share
         Basic........................................        $    .20    $    .19     $    .02      $   (.09)
                                                              ========    ========     ========      ========
         Diluted......................................        $    .20    $    .19     $    .02      $   (.09)
                                                              ========    ========     ========      ========
    Year ended December 31, 1997:
      Revenue.........................................        $53,345     $ 56,807     $ 59,274      $ 61,542
                                                              =======     ========     ========      ========
      Operating income (loss).........................        $ 1,864     $  2,365     $    (51)     $ (6,551)
                                                              =======     ========     ========      ========
      Pro forma net income (loss).....................        $   753     $    666     $   (181)     $ (5,142)
                                                              =======     ========     ========      ========
      Pro forma net income (loss) per share
         Basic........................................        $    .04    $    .04     $   (.01)     $   (.30)
                                                              ========    ========     ========      ========
         Diluted......................................        $    .04    $    .04     $   (.01)     $   (.30)
                                                              ========    ========     ========      ========

15. SUBSEQUENT EVENT

    On February 26, 1998, immediately following the RTO Merger, the Company entered into a new revolving credit facility (the "Comerica Credit Agreement") with Comerica Bank, as lender and as agent for certain other lenders, which provides for a $50,000,000 secured three-year credit facility. The Comerica Credit Agreement replaces the existing credit agreements described in Note 9. The Comerica Credit Agreement provides for interest rates based on a base rate (as defined), the agent's prime rate, or the federal funds rate plus 100 basic points, or a "Eurodollar Rate", plus an applicable margin. Under the Comerica Credit Agreement, the Company has the option, provided that certain conditions are met, to obtain an increase in the amount available under the Comerica Credit Agreement up to an aggregate amount of $100 million. The Comerica Credit Agreement is collateralized by substantially all assets of the Company and by a pledge of the stock of the Company's subsidiaries.














           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined financial statements and explanatory notes have been prepared to give effect to the Merger. The Merger is being accounted for as a pooling-of-interests as defined by Accounting Principles Board Opinion No. 16, ("APB 16"). In accordance with Article 11 of Regulation S-X under the Securities Act, unaudited pro forma condensed combined statements of income (loss) (the "Pro Forma Statements of Operations") for the twelve months ended September 30, 1998 ("Fiscal 1998"), 1997 ("Fiscal 1997") and 1996 ("Fiscal 1996") have been prepared. For all periods included in the Pro Forma Statements of Operations, the average number of common and common equivalent shares gives effect to the Exchange Ratio of 0.588 shares of Rent-Way common stock for one share of HMCH common stock.

    Certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The following unaudited pro forma condensed combined financial statements (the "Pro Forma Statements of Operations") have been prepared based upon the historical financial statements of Rent-Way and HMCH. The Pro Forma Statements of Operations should be read in conjunction with (a) the historical financial statements of Rent-Way for the years ended September 30, 1998, 1997 and 1996, and the unaudited financial statements for the three month periods ended December 31, 1998 and 1997; (b) the historical consolidated financial statements of HMCH for the years ended December 31, 1997, 1996 and 1995; (c) the unaudited consolidated financial statements of HMCH for the nine month periods ended September 30, 1998 and 1997.

    The Pro Forma Statements of Operations have been prepared utilizing the historical income statement data for both Rent-Way and HMCH. The Pro Forma Statements of Operations for Fiscal 1997 and 1996 have been prepared utilizing
(a) the historical statements of income data of Rent-Way for the years ended September 30, 1997 and 1996 and (b) the historical consolidated statements of income data of HMCH for the years ended December 31, 1997 and 1996. The Pro Forma Statements of Operations for the twelve month periods ended September 30, 1998 have been prepared utilizing (a) the historical statements of income data of Rent-Way for the year ended September 30, 1998, and (b) internal consolidated statements of income data of HMCH for the twelve month period ended September 30, 1998. As a result of Rent-Way and HMCH having different fiscal year ends, the three month period ended December 31, 1997 for HMCH was included in both the Pro Forma Statements of Operations for Fiscal 1998 and 1997, respectively. Revenues of HMCH were $61.2 million and net losses were $5.1 million, for the three month period ended December 31, 1997. Upon consummation of the Merger, the loss for the three month period ended December 31, 1997 has been reflected as an adjustment to shareholders' equity. The Pro Forma Statements of Operations do not reflect any estimate of expenses directly associated with the Merger. The amount of expenses directly associated with the Merger which is not included in the Pro Forma Statements of Operations is approximately $16.8 million, of which, $16.4 million was incurred during the three month period ended December 31, 1998, with the balance to be incurred during the three month period ending March 31, 1999.

    The Pro Forma Statements of Operations for fiscal 1998, 1997 and 1996 give effect only to the Merger accounted for as a pooling-of-interests. The results of operations of the Company's acquisitions of Champion Rentals, Inc. ("Champion"), Ace TV Rentals Inc. ("Ace Rentals"), and Perry Electronics Inc. dba Rental King ("Rental King"), all of which were accounted for as purchases as defined by APB 16, are not reflected in the Pro Forma Statements of Operations for Fiscal 1997 and 1996 as if the transactions had been consummated at the beginning of the respective periods.

    The Pro Forma Statements of Operations are provided for illustrative purposes only, and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger described above had been consummated at the beginning of the periods or on the dates indicated, nor are they necessarily indicative of any future operating results or financial position.




------------------------------------------------------------------------------------------------------------------------------------
                  Rent-Way, Inc.----------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        For the Twelve Month Period Ended September 30, 1998
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Rent-Way
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                        Rent-Way           Home Choice          Conforming          Home Choice
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                       Historical           Historical            Adjustments            Pro Forma
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total revenue                                           $177,326,830         $ 257,575,610                   $ -      $ 434,902,440
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Cost and operating expense:
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Operating expense                                        144,336,809           251,631,956                     -        395,968,765
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Cost of business combinations                                      -            11,210,288                     -         11,210,288
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Name change expense                                                -             1,769,719                     -          1,769,719
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Amortization of intangibles                                4,333,816             6,914,459                     -         11,248,275
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total costs and operating expense                        148,670,625           271,526,422                     -        420,197,047
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Operating income/(loss)                               28,656,205           (13,950,812)                    -         14,705,393
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Other income (expense):
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Interest expense                                          (6,864,947)           (4,441,732)                    -        (11,306,679)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Interest income                                              109,655               202,987                     -            312,642
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Other expense, net                                          (102,941)             (675,558)                    -           (778,499)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Gain or loss on sales of stores                                    -                     -                     -                  -
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    Income (loss) before income tax
------------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
            and extraordinary item                        21,797,972           (18,865,115)                    -          2,932,857
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Income tax expense                                         9,220,542            (4,449,464)                    -          4,771,078
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------=================---===================---===================---================
     Income (loss) before extraordinary item            $ 12,577,430         $ (14,415,651)                  $ -       $ (1,838,221)
----------------------------------------------------=================---===================---===================---================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Pro forma earnings (loss) before
-----------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
extraordinary item per common share:
------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------=================---===================--------------------=====================
      Basic                                                   $ 1.22               $ (0.85)                                 $ (0.09)
----------------------------------------------------=================---===================--------------------=====================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------=================---===================--------------------=====================
      Diluted                                                 $ 1.08               $ (0.85)                                 $ (0.09)
----------------------------------------------------=================---===================--------------------=====================
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Pro forma weighted average common
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
        shares outstanding:
------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------=================---===================--------------------=====================
      Basic                                               10,317,338            16,978,968                               20,300,971
----------------------------------------------------=================---===================--------------------=====================
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------=================---===================--------------------=====================
      Diluted                                             12,458,279            16,986,251                               20,305,254
----------------------------------------------------=================---===================-----------------=====================
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements
-----------------------------------------------------------------------------------------------------------------------------------



                                                             Rent-Way, Inc.
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               Year Ended September 30, 1997 for Rent-Way
                                              Year Ended December 31, 1997 for Home Choice

                                                                                                                          Rent-Way
                                                        Rent-Way           Home Choice            Conforming             Home Choice
                                                       Historical           Historical           Adjustments             Pro Forma
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

Total revenue                                           $ 88,043,534         $ 230,968,599                   $ -      $ 319,012,133
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

Cost and operating expense:
Operating expense                                         72,331,086           221,762,572                     -        294,093,658
Cost of business combinations                                      -               934,717                     -            934,717
Name change expense                                                -               742,541                     -            742,541
Amortization of intangibles                                1,926,287             9,902,303                     -         11,828,590
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------
Total costs and operating expense                         74,257,373           233,342,133                     -        307,599,506
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

    Operating income/(loss)                               13,786,161            (2,373,534)                    -         11,412,627

Other income (expense):
Interest expense                                          (3,368,980)           (2,512,015)                    -         (5,880,995)
Interest income                                                  920               218,118                     -            219,038
Other expense, net                                          (103,681)             (163,957)                    -           (267,638)
Gain or loss on sales of stores                                    -               950,366                     -            950,366
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

    Income (loss) before income tax
            and extraordinary item                        10,314,420            (3,881,022)                    -          6,433,398
Income tax expense                                         4,629,477               236,572                     -          4,866,049
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

     Income (loss) before extraordinary item             $ 5,684,943          $ (4,117,594)                  $ -        $ 1,567,349
                                                    =================   ===================  ====================   ================
                                                    =================   ===================  ====================   ================

Pro forma information (unaudited) (2):
     Income (loss) before extraordinary item             $ 5,684,943          $ (4,117,594)                    -        $ 1,567,349
     Pro forma income tax (benefit)                                -              (213,835)                    -           (213,835)
     Pro forma net income (loss) before
                                                    -----------------   -------------------  --------------------   ----------------
                                                    =================   ===================  ====================   ================
            extraordinary item                           $ 5,684,943          $ (3,903,759)                  $ -          1,781,184
                                                    =================   ===================  ====================   ===============
                                                    =================   ===================  ====================   ================


Pro forma earnings (loss) before
extraordinary item per common share:
      Basic                                                   $ 0.89               $ (0.23)                                  $ 0.12
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================

      Diluted                                                 $ 0.78               $ (0.23)                                  $ 0.12
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================

Pro forma weighted average common
        shares outstanding:
      Basic                                                6,692,008            16,940,945                               16,653,284
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================

      Diluted                                              8,921,515            17,117,142                               17,315,327
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================



                               The accompanying notes are an integral part of these financial statements




                                                             Rent-Way, Inc.
              UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                               Year Ended September 30, 1996 for Rent-Way
                                              Year Ended December 31, 1996 for Home Choice

                                                                                                                          Rent-Way
                                                        Rent-Way           Home Choice            Conforming             Home Choice
                                                       Historical           Historical           Adjustments             Pro Forma
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

Total revenue                                           $ 51,171,337         $ 124,161,360                   $ -      $ 175,332,697
                                                    -----------------   -------------------  --------------------  -----------------
                                                    -----------------   -------------------  --------------------  -----------------

Cost and operating expense:
Operating expense                                         43,645,608           116,377,022                     -        160,022,630
Cost of business combinations                                      -             1,743,433                     -          1,743,433
Name change expense                                                -                     -                     -                  -
Amortization of intangibles                                  874,668             3,982,093                     -          4,856,761
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------
Total costs and operating expense                         44,520,276           122,102,548                     -        166,622,824
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

    Operating income/(loss)                                6,651,061             2,058,812                     -         8,709,873

Other income (expense):
Interest expense                                          (1,586,792)           (1,571,808)                    -        (3,158,600)
Interest income                                               60,267               645,291                     -            705,558
Other expense, net                                           103,838               403,255                     -           507,093
Gain or loss on sales of stores                                    -               750,800                     -           750,800
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

    Income before income tax and
            extraordinary item                             5,228,374             2,286,350                     -          7,514,724
Income tax expense                                         2,381,062             1,188,792                     -          3,569,854
                                                    -----------------   -------------------  --------------------   ----------------
                                                    -----------------   -------------------  --------------------   ----------------

     Income before extraordinary item                    $ 2,847,312           $ 1,097,558                   $ -        $ 3,944,870
                                                    =================   ===================  ====================   ================
                                                    =================   ===================  ====================   ================

Pro forma information (unaudited) (2):
     Income before extraordinary item                    $ 2,847,312           $ 1,097,558                   $ -        $ 3,944,870
     Pro forma income tax (benefit)                                -               200,674                     -            200,674
     Pro forma net income  before
                                                    -----------------   -------------------  --------------------   ----------------
                                                    =================   ===================  ====================   ===============
            extraordinary item                           $ 2,847,312             $ 896,884                   $ -        $ 3,744,196
                                                    =================   ===================  ====================   ================
                                                    =================   ===================  ====================   ================


Pro forma earnings before
extraordinary item per common share:
      Basic                                                   $ 0.51                $ 0.09                                   $ 0.32
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================

      Diluted                                                 $ 0.46                $ 0.09                                   $ 0.30
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================

Pro forma weighted average common
        shares outstanding:
      Basic                                                5,345,878            10,219,487                               11,354,936
                                                    =================   ===================                         ================
                                                    =================   ===================                         ================

      Diluted                                              5,960,506            10,261,840                               11,994,468
                                                    =================   ===================                        ================
                                                    =================   ===================                         ===============



                               The accompanying notes are an integral part of these financial statements






                                 RENT-WAY, INC.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS


1.  BASIS OF PRESENTATION

    The Pro Forma Statements of Operations reflect the combined operations of Rent-Way and Home Choice as if the Merger had been consummated and accounted for as a pooling-of-interests in accordance with the provisions of APB 16. The Pro Forma Statements of Operations present the combined operations of Rent-Way and Home Choice as if the Merger had been consummated at October 1, 1995.

    The pro forma adjustments are based on available information, including certain estimates and assumptions made by management. Therefore it is probable that the actual adjustments would differ from the pro forma adjustments. Rent-Way and Home Choice believe that such adjustments provide a reasonable basis for presenting the significant effects of the Merger. Management's of Rent-Way and Home Choice also believe that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the Pro Forma Statements of Operations.

    The Pro Forma Statements of Operations do not reflect any synergies, cost savings and operational efficiencies that may become available to the combined enterprise as a result of the Merger.


2.  PRO FORMA ACCOUNTING ADJUSTMENTS - STATEMENTS OF OPERATIONS

(1) The pro forma weighted average shares outstanding of Home Choice have been adjusted to reflect the Exchange Ratio of 0.588. In the Pro Forma Statements of Operations the pro forma weighted average shares outstanding have been adjusted as if the Merger had been consummated at October 1, 1995.

(2) Represents the pro forma income taxes on income (loss) of acquired companies accounted for as pooling-of-interests which were S Corporations prior to acquisition. The pro forma income taxes have been provided on income (loss) using an effective income tax rate of approximately 38.6%.

(3) The historical statements of income of Rent-Way for the year ended September 30, 1997 include an extraordinary loss of $269,017 or $0.03 per share, which is not reflected in the Pro Forma Statement of Operations.



(4) MERGER EXPENSES
         The Pro Forma Statements of Operations do not reflect any estimate of expenses directly associated with the Merger. The amount of expenses directly associated with the Merger which is not included in the Pro Forma Statements of Operations is approximately $16.8 million, of which, $16.4 million was incurred during the three month period ended December 31, 1998, with the balance to be incurred during the three month period ending March 31, 1999.